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                                                                    EXHIBIT 4.9

                           GUARANTY OF PAYMENT OF DEBT
                           ---------------------------

        THIS GUARANTY OF PAYMENT OF DEBT (the "Guaranty") is made and issued by FOREST CITY ENTERPRISES, INC., an Ohio corporation (the "Guarantor"), this 4th day of April, 1996, in order to induce THE HUNTINGTON NATIONAL BANK ("Bank") to issue a certain letter of credit for the account of FOREST CITY RENTAL PROPERTIES CORPORATION, an Ohio corporation and a subsidiary of Guarantor (the "Borrower") in the face amount of $8,000,000 to Society National Bank and Credit Lyonnais, New York Branch relating to certain financing provided to Showcase Mall Joint Venture, an entity in which Borrower has an interest (such letter of credit, including as the same may be amended, modified, renewed and/or extended, and any letters of credit issued by Bank in substitution or replacement thereof being herein referred to as the "Showcase Letter of Credit").

         1. DEFINITIONS. As used in this Guaranty, the following terms shall have the following meanings:

         1.1. "Bank" shall mean THE HUNTINGTON NATIONAL BANK and all successors and assigns of such bank;

         1.2 "Bank Group Credit Agreement" means that certain Bank Group Credit Agreement dated as of July 25, 1994 by and among Borrower, National City Bank, Comerica Bank, First National Bank of Ohio, The Huntington National Bank, Society National Bank and Society National Bank as Agent, as amended to date and as the same may be amended, modified and/or restated from time to time.

         1.4. "Collateral" shall mean, collectively, all property, if any, securing the Debt or any part thereof at the time in question;

         1.7. "Debt" shall mean all indebtedness, obligations and/or liabilities of Borrower to Bank on account of the Showcase Letter of Credit, including, without limitation, the obligation of the Borrower to reimburse the Bank for the amount of any and all draws on the Showcase Letter of Credit and performance and satisfaction of the other undertakings and agreements of the Borrower to the Bank under (a) the Application and Agreement for Standby Letter of Credit executed and delivered by the Borrower to the Bank relating to the Showcase Letter of Credit and any amendments, modifications, extensions, renewals, restatements and/or replacements thereof (collectively and severally, the "Reimbursement Agreement") and/or (b) the Collateral Assignment executed and delivered by the Borrower to


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the Bank in connection with the Showcase Letter of Credit and any amendments, modifications, extensions, renewals, restatements and/or replacements thereof (collectively and severally, the "Collateral Assignment").

         1.10. "Event of Default" shall have the meaning set forth in Section 9 hereof.

         1.15. "Obligor" shall mean any person or entity who, or any of whose property, is or shall be obligated on the Debt or any part thereof in any manner and includes, without limiting the generality of the foregoing, Borrower, Guarantor, and any co-maker, endorser, other guarantor of payment, subordinating creditor, assignor, grantor of a security interest, pledgor, mortgagor, or hypothecator of property, if any;

         1.17. "Possible Default" shall mean an event or condition which constitutes, or which, with the lapse of any applicable grace period or the giving of notice or both would constitute, any Event of Default referred to in
Section 10 hereof and which has not been appropriately waived by the Bank in writing or fully corrected prior to becoming an actual event of default.

         1.23. All capitalized terms used herein not herein defined that are defined in the Bank Group Credit Agreement shall have the respective meanings ascribed to them in the Bank Group Credit Agreement.

         2. ACKNOWLEDGEMENTS, CONSIDERATION. Guarantor desires that the Bank issue the Showcase Letter of Credit. There exists and will hereafter exist economic and business relationships between the Guarantor and the Borrower which will be of benefit to the Guarantor. Guarantor finds it to be in the direct business and economic interest of Guarantor that Borrower obtain the issuance of the Showcase Letter of Credit. Guarantor understands that the Bank is willing to issue the Showcase Letter of Credit only upon certain terms and conditions, one of which is that the Guarantor unconditionally guarantee the payment of the Debt, and this instrument is being executed and delivered by Guarantor to satisfy that condition and in consideration of the issuance of the Showcase Letter of Credit.

         3. GUARANTY. Guarantor hereby absolutely, irrevocably, and unconditionally guarantees: (a) the punctual and full payment of all and every portion of the Debt when due, by acceleration or otherwise, whether now owing or hereafter arising, (b) the prompt observance and performance by the Borrower of each and all of Borrower's covenants, undertakings, obligations, and agreements set forth in the Reimbursement Agreement, the Collateral Assignment, and/or any other instruments evidencing or pertaining thereto or to the Showcase



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Letter of Credit, and (c) the prompt payment of all expenses and costs, including reasonable attorneys' fees, incurred by or for the account of the Bank in connection with any action to enforce payment or collection of the Debt from the Borrower and/or the Guarantor, or to prepare any amendments, restatements, or modifications of the Reimbursement Agreement, the Collateral Assignment and/or this Guaranty. If the Debt or any part thereof shall not be paid in full punctually when due and payable, the Bank in each case shall have the right to proceed directly against Guarantor under this Guaranty regardless of whether or not the Bank shall have theretofore proceeded or shall then be proceeding against Borrower or any other Obligor or Collateral, if any, or any of the foregoing, it being understood that the Bank in its sole discretion may proceed or not proceed against the Borrower, the Obligors, and/or any Collateral, and may exercise or not exercise each right, power, or privilege that the Bank may at any time have, either simultaneously or separately and, in any event, at such time or times and as often and in such order as the Bank in its sole discretion may from time to time deem expedient, all without affecting the obligations of the Guarantor hereunder or the right of the Bank to demand and/or enforce performance by Guarantor of Guarantor's obligations hereunder.

         4. REINSTATEMENT. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if any amount paid by or on behalf of the Borrower to the Bank on or in respect of the Debt is rescinded, restored, or returned in connection with the insolvency, bankruptcy, dissolution, liquidation, or reorganization of the Borrower or any other Obligor, or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Obligor, or any part of the property of the Borrower or any other Obligor, or otherwise, all as though such payment has not been made.

         5. WAIVERS. Guarantor waives any and all contractual, legal, and/or equitable rights of subrogation, contribution, exoneration, indemnity, and/or reimbursement from or against Borrower or any Obligor with respect to the Debt and/or any payments made by Guarantor on account of this Guaranty.

         6. ADDITIONAL AGREEMENTS. Regardless of the duration of time, regardless of whether Borrower may from time to time cease to be indebted to the Bank, and irrespective of any act, omission, or course of dealing whatever on the part of the Bank, Guarantor's liabilities and other obligations under this Guaranty shall remain in full force and effect until the full and final payment of all of the Debt. Without limiting the generality of the foregoing:



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         6.1. The obligations of the Guarantor hereunder shall not be released, discharged, or in any way affected, nor shall the Guarantor have any rights or recourse against the Bank by reason of: (a) any action the Bank may take or omit to take, or (b) any defense raised or asserted by the Borrower against enforcement of the Debt or any portion thereof, or any challenge to the sufficiency or enforceability of the Debt or any portion thereof, or this Guaranty.

         6.2. The obligations of the Guarantor under this Guaranty shall be satisfied strictly in accordance with the terms of this Guaranty, under all circumstances whatsoever, including, without limitation, the existence of any claim, setoff, defense or right which the Guarantor or the Borrower may have at any time against the Bank or any other person or entity, whether in connection with this Guaranty, the transactions contemplated hereby, or any unrelated transaction.

         6.3. Bank shall at no time be under any duty to Guarantor to grant any loans, credit, or financial accommodation to Borrower, irrespective of any duty or commitment of Bank to Borrower, or to follow or direct the application of the proceeds of any such loans, credit, or financial accommodation;

         6.4. Guarantor waives (a) notice of the granting of any loan to Borrower or the incurring of any other indebtedness, including, but not limited to, the creation of the Debt, by Borrower or the terms and conditions thereof,
(b) presentment, notice of nonpayment, demand for payment, protest, notice of protest, and notice of dishonor of any promissory note(s) that may at any time evidence the Debt or any portion thereof or any other indebtedness incurred by Borrower to Bank, (c) notice of any indulgence granted to any Obligor, (d) notice of the Bank's acceptance of this Guaranty, and (d) any other notice to which Guarantor might, but for the within waiver, be entitled;

         6.5. The Bank in its sole discretion may, without prejudice to its rights under this Guaranty, at any time or times (a) grant Borrower whatever loans, credit, or financial accommodations that Bank may from time to time deem advisable, even if Borrower might be in default and even if those loans, credit or financial accommodations might not constitute Debt the payment of which is guaranteed hereunder, (b) assent to any renewal, extension, consolidation, or refinancing of the Debt or any part thereof, (c) forbear from demanding security, if the Bank shall have the right to do so, (d) release any Obligor or Collateral or assent to any exchange of Collateral, if any, irrespective of the consideration, if any, received therefor, (e) grant any waiver or consent or forbear from exercising any right, power or privilege that the Bank may have or acquire, (f) assent to any amendment, deletion, addition, supplement, or


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other modification in, to, or of any writing evidencing or securing any Debt or pursuant to which any Debt is created, (g) grant any other indulgence to any Obligor, (h) accept any Collateral for or other Obligors upon the Debt or any part thereof, and (i) fail, neglect or omit in any way to realize upon any Collateral or to protect the Debt or any part thereof or any Collateral therefor;

         6.6. Guarantor's liabilities and other obligations under this Guaranty shall survive any merger, consolidation, or dissolution of Guarantor;

         6.7. Guarantor's liabilities and other obligations under this Guaranty shall be absolute and unconditional irrespective of any lack of validity or enforceability of any agreement, instrument, or document evidencing the Debt or related thereto, or any other defense available to Guarantor in respect of this Guaranty.

         7. REPRESENTATIONS AND WARRANTIES. The Guarantor represents and warrants that (a) it is a duly organized and validly existing corporation under the laws of the State of Ohio, (b) the execution, delivery, and performance of this Guaranty has been duly authorized by all necessary corporate action, (c) there is no prohibition in either its Articles of Incorporation, Code or Regulations, or in any agreement, instrument, judgment, decree or order to which it is a party which in any way restricts or prohibits the execution, delivery, and performance of this Guaranty in any respect, and (d) this Guaranty has been duly executed and delivered by the Guarantor and is a valid and binding obligation of the Guarantor enforceable against Guarantor in accordance with its terms.

         The Guarantor further represents and warrants that this Guaranty is made in furtherance of the purposes for which the Guarantor was incorporated and is necessary to promote and further the business of the Guarantor and that the assumption by the Guarantor of its obligations hereunder will result in direct financial benefits to the Guarantor.

         This Guaranty is not made in connection with any consumer loan or consumer transaction.

         Guarantor represents and warrants that (a) Guarantor has received consideration which is the reasonable equivalent value of the obligations and liabilities that Guarantor has incurred to the Bank, (b) Guarantor is not insolvent as defined in any applicable state or federal statute, nor will Guarantor be rendered insolvent by the execution and delivery of this Guaranty to the Bank, (c) Guarantor is not engaged or about to engage in any business or transaction for which the assets retained by Guarantor shall be an unreasonably


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small capital, taking into consideration the obligations to the Bank incurred hereunder, and (d) Guarantor does not intend to, nor does Guarantor believe, that Guarantor will incur debts beyond Guarantor's ability to pay as they become due.

         8. NOTICES. The Bank shall be deemed to have knowledge or to have received notice of any event, condition or thing only if the Bank shall have received written notice thereof. A written notice shall be deemed to have been duly given to Guarantor whenever a writing to that effect shall have been sent by registered or certified mail to Guarantor at the address set forth opposite Guarantor's signature below (or to such other address of Guarantor as Guarantor may hereafter furnish to Bank in writing for such purpose), but no other method of giving notice to or making a request of Guarantor is hereby precluded.

         10. DEFAULT; REMEDIES. The Guarantor shall be in default hereunder in the event that any of the following (an "Event of Default") shall occur or exist:

         (a) Any representation or warranty made by the Guarantor, or any of its officers, herein, or in any written statement or certificate furnished at any time in connection herewith, shall prove untrue in any material respect as of the date it was made, or

         (b) The Guarantor shall fail to observe, perform, or comply with any obligation, covenant, agreement, or undertaking of Guarantor set forth in
    Section 3 hereof, or

         (c) The Guarantor shall fail to observe, perform, or comply with any obligation, covenant, agreement, or undertaking of Guarantor set forth in any section or provision hereof other than those identified specifically in subsection (b) above and Guarantor shall not have corrected such failure within thirty (30) days after the giving of written notice thereof to Guarantor by Bank that the specified failure is to be corrected, or

         (d) An Event of Default specified in Article IX of the Bank Group Credit Agreement shall have occurred and be continuing, or

         (e) The Guarantor shall (i) make a general assignment for the benefit of creditors, (ii) file a voluntary petition under any chapter or provision of Title 11 United States Code (Bankruptcy), as from time to time in effect (the "Bankruptcy Code") or a petition or answer seeking reorganization of the Guarantor or a readjustment of its indebtedness under the Bankruptcy Code or any other federal or state law providing for relief of debtors,



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     reorganization, liquidation, or arrangements with creditors, (iii) consent to the appointment of a receiver or trustee of its properties, or (iv) cease to be or be unable to pay its debts generally as they become due, or

                (f) Relief shall be ordered against Guarantor as debtor in any involuntary case under the Bankruptcy Code, or a petition or proceedings for bankruptcy or for reorganization shall be filed against Guarantor under the Bankruptcy Code or any other federal or state law providing for relief of debtors, reorganization, liquidation, or arrangements with creditors, and Guarantor shall admit the material allegations thereof, or an order, judgment or decree entered therein shall not be vacated or stayed within thirty (30) days of its entry, or a receiver or trustee shall be appointed for the Guarantor or its properties or any part thereof and remain in possession thereof for thirty (30) days, then, in any such event, and at any time thereafter, the Bank may at its option, by written notice delivered or mailed to the Guarantor, do any one or more of the following: (a) declare the Debt to be immediately due and payable, and upon any such declaration such indebtedness shall become and be forthwith due and payable by Guarantor without any further notice, presentment, or demand of any kind, all of which are expressly waived by the Guarantor, or (b) require the Guarantor to purchase the Debt at par value, without recourse, within ten (10) days after such notice, by paying to the Bank, in immediately available U.S. funds, an amount equal to the face amount of the Showcase Letter of Credit and any other matured or unmatured Debt owing to the Bank, plus the unpaid accrued interest thereon. The foregoing rights, powers, and remedies of the Bank are not exclusive and are in addition to any and all other rights, powers, and remedies provided for hereunder (including, without limitation, under Section 12 hereof), at law, and/or in equity. The exercise by the Bank of any right, power, or remedy shall not waive or preclude the exercise of any other rights, powers, and/or remedies.

         10. MISCELLANEOUS. The foregoing rights, powers, and remedies of the Bank are not exclusive and are in addition to any and all other rights, powers, and remedies provided for hereunder, at law, and/or in equity. The exercise by the Bank of any right, power, or remedy shall not waive or preclude the exercise of any other rights, powers, and/or remedies. This Guaranty shall bind Guarantor and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns including (without limitation) each holder of the Debt. The provisions of this Guaranty and the respective rights and duties of Guarantor and the Bank hereunder shall be interpreted and determined in accordance with Ohio law, without regard to


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principles of conflict of laws. If at any time one or more provisions of this
Guaranty is or becomes invalid, illegal or unenforceable in whole or in part, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Guaranty constitutes a final written expression of all of the terms of this Guaranty, is a complete and exclusive statement of those terms and supersedes all oral representations, negotiations, and prior writings, if any, with respect to the subject matter hereof. The relationship between Guarantor and the Bank with respect to this Guaranty is and shall be solely that of debtor and creditor, respectively, and the Bank has no fiduciary obligation to Guarantor with respect to this Guaranty or the transactions contemplated thereby. All representations and warranties of Guarantor shall survive the execution and delivery of this Guaranty and be and remain true and correct until this Guaranty is discharged. Captions herein are for convenient reference only and shall have no effect on the interpretation of any provision hereof.

         11. JURY TRIAL WAIVER. Guarantor waives the right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise, between or among Guarantor, the Bank, and/or Borrower arising out of or in connection with the Debt, this Guaranty, or any other agreement, instrument or document executed or delivered in connection therewith or the transactions related thereto. This waiver shall not in any way affect, waive, limit, amend or modify the rights or powers of the Bank to pursue remedies pursuant to any confession of judgment or cognovit provision contained in this instrument, any note or any other guaranty of payment, agreement, instrument or document related thereto.

         12. WARRANT OF ATTORNEY. Guarantor authorizes any attorney at law at any time or times to appear in any state or federal court of record in the United States of America after the Debt or any part thereof shall have become due and payable (whether the payment becomes due by lapse of time or by acceleration of maturity or otherwise) and in each case to waive the issuance and service of process, to admit the maturity of the Debt and the nonpayment thereof when due, to present each evidence of the Debt in question or any part thereof to the court and to certify the amount of the Debt then owing thereon, to confess judgment against Guarantor in favor of Bank for the amount of the Debt then appearing due, together with interest and costs of suit, and thereupon to release all errors and waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, and should any judgment be vacated for any reason Bank may nevertheless utilize the foregoing warrant of attorney in thereafter obtaining additional judgment or judgments against Guarantor. The Guarantor expressly authorizes any attorneys for the Bank to receive compensation from the Bank for services rendered in exercising the foregoing


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warrant of attorney and in the enforcement of any judgment obtained against the
Guarantor in favor of the Bank on this Guaranty, and the Guarantor expressly waives any conflict of interest to which any attorneys for the Bank may be subject that may arise in connection with such attorneys exercising any of the rights and/or powers of the Bank provided for herein or the enforcement of any judgment hereon in favor of the Bank.

                "WARNING--BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE."


Address:                                FOREST CITY ENTERPRISES,
                                           INC.
10800 Brookpark Road
Brooklyn, Ohio  44130                   By:
                                           ------------------------------------
                                            Thomas G. Smith, Secretary



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